UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2025

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Canon's Court, 22 Victoria Street
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (441) 298-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2025, Genpact Limited (the “Company”) and Donald Klunk, the Company’s Chief Accounting Officer and principal accounting offer, mutually agreed that Mr. Klunk would separate from the Company, effective September 18, 2025. Mr. Klunk’s departure is not due to any disagreements related to accounting principles or practices, financial statement disclosures, or internal controls with the Company’s auditors or management.

Following Mr. Klunk’s departure, Michael Weiner, the Company’s Chief Financial Officer, will take over as the interim principal accounting officer until a successor is announced. The Company expresses its appreciation for Mr. Klunk’s contributions and years of service to the Company.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: September 12, 2025	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Senior Vice President, Chief Legal Officer and Secretary